DeSantis Breindel

RBS Investor Products
Trendpilot ETNs
Online Ad Campaign
September 2011

Filed pursuant to Rule 433. Registration Statement Nos. 333-162193 and 333-162193-01


RBS

Cube grows and spins


RBS


RBS

Cube stops with shoes on front

Finally,
a trend you'll
want to follow.

RBS

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RBS US Mid Cap
Trendpilot™ ETN (TRNM)

The Trend is Your Friend™

FIND OUT MORE

Important Information

BUILDING TOMORROW™ RBS

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IMPORTANT INFORMATION: The Royal Bank of Scotland N.V. (RBS NV) and RBS Holdings N.V. (RBS Holdings) have filed a registration statement (including a prospectus) with the US Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registrationstatement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, RBS NV, RBS Holdings, RBS Securities Inc. (RBSSI) or any dealer participating in the relevant offer ing will arrange to send you the prospectus and the pricing supplement at no charge if you request it bycalling 1-855-RBS-ETPS (toll-free).

BUILDING TOMORROW™ RBS

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